EXHIBIT INDEX
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1.   Underwriting Agreement with Midwest Group
     Financial Services, Inc.

2.   Underwriter's Dealer Agreement

3. Accounting and Pricing Services Agreement with MGF Service Corp.

4.   Administration Agreement between Midwest
     Group Financial Services, Inc. (formerly
     Midwest Advisory Services, Inc.) and MGF
     Service Corp.

5.   Consent of Arthur Andersen LLP

6. Form of Administration Agreement with Respect to the Administration of Shareholder Accounts

7.   Financial Data Schedule for Short Term
     Government Income Fund

8.   Financial Data Schedule for Intermediate Term
     Government Income Fund - Class A

9.   Financial Data Schedule for Intermediate Term
     Government Income Fund - Class C

10.  Financial Data Schedule for Institutional
     Government Income Fund

11.  Financial Data Schedule for Adjustable Rate U.S.
     Government Securities Fund - Class A

12.  Financial Data Schedule for Adjustable Rate U.S.
     Government Securities Fund - Class C

13.  Financial Data Schedule for Global Bond Fund -
     Class A

14.  Financial Data Schedule for Global Bond Fund -
     Class C

15.  Rule 18f-3 Plan Adopted with Respect to the
     Multiple Class Distribution System of the
     Midwest Group of Funds